Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-37261, 33-69596, 33-69598, 33-61558, 333-79443, 333-08994, 333-42635, 333-89971, 333-36146, 333-36150 and 333-112527) and Form S-3 (Nos. 333-113757, 333-10585 and 333-102388) of Southern Union Company of our report dated March 3, 2006, relating to the consolidated financial statements of Citrus Corp., which appears in the Annual Report on Form 10-K for the year ended December 31, 2005 of Southern Union Company.

/s/ PricewaterhouseCoopers, LLP

Houston, Texas
August 9, 2006